                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the registrant /X/

      Filed by a party other than the registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                                AFFILIATED MANAGERS GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of filing fee (Check the appropriate box):

/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules
           14a-6(i)(1) and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, schedule or registration statement no.:
                ----------------------------------------------------------
           (3)  Filing party:
                ----------------------------------------------------------
           (4)  Date filed:
                ----------------------------------------------------------

                        AFFILIATED MANAGERS GROUP, INC.

                      TWO INTERNATIONAL PLACE, 23RD FLOOR
                          BOSTON, MASSACHUSETTS 02110
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 2001
                            ------------------------

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Affiliated Managers Group, Inc. ("AMG" or the "Company") will be held on Wednesday, May 30, 2001, at 9:00 a.m. Boston time at the offices of Goodwin Procter LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109 for the following purposes:

    1. To elect seven directors of the Company to serve until the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

    2. To consider and act upon a proposal to approve the amendment and restatement of the Company's 1997 Stock Option and Incentive Plan.

    3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

    The Board of Directors has fixed the close of business on April 17, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on that date will be entitled to notice of the Annual Meeting. Only stockholders of record of Common Stock at the close of business on that date will be entitled to vote at the Annual Meeting and at any adjournments or postponements thereof.

    You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          /s/ NATHANIEL DALTON
                                          Nathaniel Dalton
                                          SECRETARY

Boston, Massachusetts
April 25, 2001

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                        AFFILIATED MANAGERS GROUP, INC.

                      TWO INTERNATIONAL PLACE, 23RD FLOOR
                          BOSTON, MASSACHUSETTS 02110
                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                    FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 30, 2001

                                                                  April 25, 2001

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Affiliated Managers Group, Inc. ("AMG" or the "Company") for use at the 2001 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 30, 2001 at 9:00 a.m. Boston time at the offices of Goodwin Procter LLP at Exchange Place, 53 State Street, Boston, Massachusetts, 02109, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of seven directors of the Company, to consider a proposal to approve the amendment and restatement of the Company's 1997 Stock Option and Incentive Plan, and to act upon any other matters properly brought before them.

    This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 25, 2001. The Board of Directors has fixed the close of business on April 17, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting. Holders of Common Stock outstanding and entitled to vote as of the close of business on the Record Date will be entitled to one vote for each share held by them. As of the Record Date, there were 22,073,806 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

    The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted as present in determining the presence of a quorum. A plurality of votes cast shall be sufficient for the election of directors. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors and will not affect the election of the candidates receiving a plurality of votes. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote is required to approve the amendment and restatement of the 1997 Stock Option and Incentive Plan (the "Plan Amendment"). Abstentions will be included in determining the number of shares of Common Stock present or represented and entitled to vote for purposes of approval of the Plan Amendment, and will therefore have the effect of votes "against" the proposal. Broker non-votes will not be counted in determining the number of shares of Common Stock present or represented and entitled to vote to approve the Plan Amendment, and will therefore not have the effect of votes either "for" or "against" the proposal. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

    STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR OF THE COMPANY NAMED IN THIS PROXY STATEMENT AND FOR THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1997 STOCK OPTION AND

INCENTIVE PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF DIRECTORS AND THE PROPOSAL TO AMEND THE COMPANY'S 1997 STOCK OPTION AND INCENTIVE PLAN WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

    A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has previously been given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

    The Company's 2000 Annual Report, including audited financial statements for the fiscal year ended December 31, 2000, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation materials.

                       PROPOSAL 1: ELECTION OF DIRECTORS

INTRODUCTION

    The Board of Directors of the Company currently consists of six members. At the Annual Meeting, seven directors will be elected to serve until the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated Messrs. William J. Nutt, Sean M. Healey, Richard E. Floor, Stephen J. Lockwood, Harold J. Meyerman, William F. Weld, and Dr. Rita M. Rodriguez (the "Nominees") to serve as directors. Other than Mr. Healey, each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each of the Nominees will, if elected, serve as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Amended and Restated By-laws (the "By-laws"). See "Other Matters--Stockholder Proposals" for a summary of these requirements.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

INFORMATION REGARDING THE DIRECTORS/NOMINEES

    The names, ages and a description of the business experience, principal occupation and past employment during at least the last five years of each of the Nominees are set forth below.

NAME                                                            AGE
----                                                          --------
William J. Nutt.............................................     56

Sean M. Healey..............................................     39

Richard E. Floor (1)(3).....................................     60

Stephen J. Lockwood (1)(2)..................................     53

Harold J. Meyerman (2)(3)...................................     62

Rita M. Rodriguez (1)(2)....................................     58

William F. Weld (3).........................................     55

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Nominating Committee.

    WILLIAM J. NUTT founded the Company in December 1993 and is the Company's Chairman and Chief Executive Officer. Mr. Nutt was President of The Boston Company and was responsible for its institutional money management, mutual fund administration, and master trustee and custodian businesses. As Chairman and CEO of The Boston Company's principal subsidiary Boston Safe Deposit and Trust Company, Mr. Nutt was responsible for its personal banking and trust business. He is a Trustee of the New England Aquarium and, from 1990 to 1993, he served on the Executive Committee of the Board of Governors of the Investment Company Institute. Mr. Nutt received a J.D. from the University of Pennsylvania and a B.A. from Grove City College.

    SEAN M. HEALEY joined the Company in 1995 as Executive Vice President and in 1999 became President and Chief Operating Officer. Prior to joining AMG,
Mr. Healey was a Vice President in the Mergers and Acquisitions Department at Goldman, Sachs & Co. focusing on financial institutions. Mr. Healey received a J.D. from Harvard Law School, an M.A. from University College, Dublin and an A.B. from Harvard College.

    RICHARD E. FLOOR has been a director of the Company since its formation. Mr. Floor has been a Partner at the law firm of Goodwin Procter LLP since 1975. Mr. Floor is also a director of New America High Income Fund, a closed-end investment company, and of Altamira Investment Services, Inc., a Canadian open-end mutual fund manager. He also serves as Chairman of the Harvard Eating Disorders Center.

    STEPHEN J. LOCKWOOD has been a director of the Company since
September 1999. Mr. Lockwood is Managing Director of Stephen J. Lockwood & Company, LLC, and was formerly the Vice Chairman and a member of the Board of Directors of HCC Insurance Holdings, Inc. ("HCC"), a New York Stock Exchange listed insurance holding company. Mr. Lockwood was the co-founder and served through 1999 as the Chief Executive Officer of HCC's subsidiary, LDG Reinsurance Corporation, which HCC acquired in 1996. In addition, he is a director of four mutual funds managed by The Dreyfus Corporation, and serves on the Board of the Inner City Scholarship Fund in Boston, Massachusetts.

    HAROLD J. MEYERMAN has been a director of the Company since July 1999.
Mr. Meyerman retired as a Managing Director of the Global Financial Institutions and Trade Group of The Chase Manhattan Bank in December of 1998. His responsibilities at Chase included overseeing asset management companies. Before joining Chase, Mr. Meyerman was President and Chief Executive Officer of First Interstate Bank, Ltd., a unit of First Interstate Bancorp.

    RITA M. RODRIGUEZ has been a director of the Company since January 2000.
Dr. Rodriguez was formerly a full-time Director of the Export-Import Bank of the United States. She was nominated to the position by President Reagan and confirmed by the U.S. Senate in 1982, and continued to serve in this capacity by direction of President Bush and President Clinton until her resignation in March 1999. On the Export-Import Bank Board, she served as Chair of the Audit Committee and the Exposure Management Committee. Prior to joining the Export-Import Bank Board, Dr. Rodriguez was a professor of finance at the University of Illinois at Chicago and an associate professor of business administration at Harvard Business School. In addition, Dr. Rodriguez has authored numerous journal articles and books on the subject of international finance. Dr. Rodriguez also serves on the Board of Directors of the Academy for Educational Development in Washington, D.C.

    WILLIAM F. WELD has been a director of the Company since December 1997.
Mr. Weld is a Partner in the investment firm of Leeds Weld & Company. From 1991 to 1997, Mr. Weld served as the Governor of Massachusetts. His prior experience includes two years as Assistant U.S. Attorney General, Criminal Division, and five years as the United States Attorney for Massachusetts. Mr. Weld has also previously been engaged in the private practice of law at McDermott, Will & Emery, Hill & Barlow and Hale and Dorr LLP. Mr. Weld is also a director of Edison Schools, Inc., a private manager of public schools, and of IDT Corporation, a provider of telecommunications services.

    During 2000, the Board of Directors met six times. During 2000, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such director served on the Board of Directors) and (ii) the total number of meetings of all committees of the Board of Directors on which such director served (during the periods for which such director served on such committee or committees).

    The Board of Directors has established an Audit Committee (the "Audit Committee"), a Compensation Committee (the "Compensation Committee") and a Nominating Committee (the "Nominating Committee"). The Audit Committee assists the Board of Directors in the oversight of the Company's internal controls and financial statements and the audit process. The Audit Committee currently consists of Messrs. Floor and Lockwood and Dr. Rodriguez. The Audit Committee met six times during 2000. The Compensation Committee, which currently consists of Messrs. Lockwood and Meyerman and Dr. Rodriguez, is responsible for overseeing the Company's general compensation policies and establishing and reviewing the compensation plans applicable to the Company's executive officers. The Compensation Committee met four times during 2000. While the Company has a Nominating Committee which was created in October 1999, and consists of Messrs. Floor, Meyerman and Weld, recent nominees to the Board have been nominated and then approved by the Board. The Nominating Committee accepts proposals from stockholders of the Company if submitted in compliance with the requirements of the By-laws.

COMPENSATION OF DIRECTORS

    Directors of the Company who are also employees receive no additional compensation for their service as directors. Messrs. Floor, Lockwood, Meyerman and Weld and Dr. Rodriguez each receive an annual fee of $40,000 for his or her service as a director. In addition, these directors each receive an annual fee of $10,000 per committee for their service as a member of any of the Audit, Compensation or Nominating Committees.

    For their services as directors, non-employee directors are also eligible to receive options to purchase shares of Common Stock under the Affiliated Managers Group, Inc. 1997 Stock Option and Incentive Plan (the "1997 Plan"). On
January 25, 2000, in connection with her appointment to the Board of Directors, Dr. Rodriguez was granted under the 1997 Plan an option to purchase up to 15,000 shares of Common Stock at an exercise price of $35.6875 per share, which option vests in quarterly 937.5 share installments commencing on April 1, 2000. On January 25, 2000, Messrs. Floor, Lockwood, Meyerman and Weld each were granted under the 1997 Plan an option to purchase up to 5,000 shares of Common Stock at an exercise price of $35.6875 per share, which option vests in quarterly 312.5 share installments commencing on April 1, 2000. On January 24, 2001,
Messrs. Floor, Lockwood, Meyerman and Weld and Dr. Rodriguez each were granted under the 1997 Plan an option to purchase up to 7,500 shares of Common Stock at an exercise price of $62.00 per share which option vests in quarterly 468.75 share installments commencing on April 1, 2001.

    All directors of the Company are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees.

INFORMATION REGARDING EXECUTIVE OFFICERS OF THE COMPANY

    The names, ages and positions of the executive officers of the Company, as well as a description of their business experience and past employment, are as set forth below:

NAME                               AGE      POSITION
----                             --------   --------
William J. Nutt................        56   Chief Executive Officer and Chairman of the Board of
                                            Directors

Sean M. Healey.................        39   President and Chief Operating Officer

Seth W. Brennan................        30   Senior Vice President, New Investments

Darrell W. Crate...............        34   Senior Vice President, Chief Financial Officer and Treasurer

Nathaniel Dalton...............        34   Senior Vice President, General Counsel and Secretary

    For the biographical information for Messrs. Nutt and Healey, see "--Information Regarding the Directors/Nominees."

    SETH W. BRENNAN joined the Company in 1995 and became a Senior Vice President in 2000 with responsibility for coordinating the Company's new investment activities. Prior to joining AMG, Mr. Brennan was a Financial Analyst in the Global Insurance Investment Banking Group at Morgan

Stanley & Co. Incorporated and in the Financial Institutions Group at Wasserstein, Perella & Co. Mr. Brennan received a B.A. from Hamilton College.

    DARRELL W. CRATE joined the Company as a Senior Vice President and Chief Financial Officer in 1998. Prior to joining AMG, Mr. Crate was a Managing Director in the Financial Institutions Group of Chase Manhattan Corporation focusing exclusively on investment management firms. Mr. Crate received an M.B.A. from Columbia Business School and a B.A. from Bates College.

    NATHANIEL DALTON joined the Company as a Senior Vice President and General Counsel in 1996 and in 2000 became responsible for AMG's Affiliate Development efforts. Prior to joining AMG, Mr. Dalton was an attorney at Goodwin Procter LLP, focusing on mergers and acquisitions, including those in the asset management industry. Mr. Dalton received a J.D. from Boston University School of Law and a B.A. from the University of Pennsylvania.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth information concerning the compensation earned during the indicated periods by the Company's Chief Executive Officer and the Company's four (4) other most highly compensated executive officers whose total salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                 ANNUAL           COMPENSATION                ALL OTHER
                                              COMPENSATION           AWARDS                 COMPENSATION
                                         ----------------------   ------------   -----------------------------------
                                                                   SECURITIES       LONG-TERM
                                                                   UNDERLYING        DEFERRED            OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY ($)   BONUS ($)   OPTIONS (#)    COMPENSATION ($)   COMPENSATION ($)
---------------------------   --------   ----------   ---------   ------------   ----------------   ----------------
William J. Nutt.............    2000       600,000    1,875,000(1)    140,000       2,005,435(2)         101,680(3)
  Chairman and Chief            1999       550,000    1,300,000      140,000        1,500,000(4)          28,300(5)
  Executive Officer             1998       462,500      575,000       82,500               --             28,200(6)

Sean M. Healey..............    2000       475,000    1,500,000(1)    120,000       1,586,957(2)          86,509(3)
  President and Chief           1999       425,000    1,000,000      120,000        1,000,000(4)          28,300(5)
  Operating Officer             1998       362,500      450,000       75,000               --             28,200(6)

Seth W. Brennan.............    2000       225,000      750,000(1)    100,000         802,174(2)          79,506(3)
  Senior Vice President         1999       175,000      500,100       75,000          600,000(4)          27,725(5)
                                1998       125,000      210,000       42,500               --             26,904(6)

Darrell W. Crate............    2000       300,000      900,000(1)    100,000         965,217(2)          77,299(3)
  Senior Vice President         1999       250,000      700,000      150,000          750,000(4)          28,300(5)
                                1998(7)    159,375      275,000      140,000               --             25,946(6)

Nathaniel Dalton............    2000       300,000      900,000(1)    100,000         965,217(2)          80,601(3)
  Senior Vice President         1999       250,000      700,000      100,000          750,000(4)          28,300(5)
                                1998       225,000      300,000       65,500               --             27,792(6)

------------------------

(1) Includes (i) compensation by the Company under the Long-Term Executive Incentive Plan approved by stockholders in May 2000, in the amounts of $1,494,000, $995,000, $330,000, $220,000 and $223,000 on behalf of
    Messrs. Nutt, Healey, Brennan, Crate and Dalton, respectively, and
    (ii) other performance-based compensation by the Company in the amounts of $381,000, $505,000, $420,000, $680,000 and $677,000 on behalf of
    Messrs. Nutt, Healey, Brennan, Crate and Dalton, respectively.

(2) Includes contributions and forfeitures allocated in 2000 under a non-qualified defined contribution plan (the "Defined Contribution Plan") established by the Company in 1999 to retain and to provide continuing incentives for its executive officers and officers. Contributions in 2000 will be distributable in 25% installments on each of the first four anniversaries of the contribution, while balances constituting forfeitures will be distributable in the installments (based on contributions) described in footnote (4) below. The vesting and distribution of such Defined Contribution Plan balances are subject to the participant satisfying certain conditions, among them that the participant has not resigned from the Company. The amounts set forth in the table include (i) compensation by the Company under the Long-Term Executive Incentive Plan in the amounts of $666,000, $805,000, $750,000, $860,000 and $857,000 on behalf of
    Messrs. Nutt, Healey, Brennan, Crate and Dalton, respectively, (ii) other performance-based compensation by the Company in the amounts of $1,209,000, $695,000, $40,000 and $43,000 on behalf of Messrs. Nutt, Healey, Crate and Dalton, respectively and (iii) forfeitures in the amounts of $130,435, $86,957, $52,174, $65,217 and $65,217 on behalf of Messrs. Nutt, Healey,
    Brennan, Crate and Dalton, respectively. The Company's contribution in 2000 to the Defined Contribution Plan was invested in equal portions in shares of the Company's Common Stock and in investment vehicles managed by the Company's investment management affiliates. Defined Contribution Plan balances forfeited by the individual participants remain in the Defined Contribution Plan and are reallocated to the remaining participants.

(3) Includes (i) contributions by the Company under its 401(k) Profit Sharing Plan in the amount of $25,500 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton; (ii) forfeitures allocated under the Company's 401(k) Profit Sharing Plan in the amount of $1,677 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton; (iii) the dollar value of insurance premiums paid by the Company with respect to term life and long term disability insurance policies in the amount of $4,700 each on behalf of Messrs. Nutt, Healey, Crate and Dalton and $4,033 on behalf of Mr. Brennan;
    (iv) the dollar value of financial service benefits (and taxes thereon) paid by the Company in the amounts of $14,544, $17,793, $26,193, $17,793 and
    $21,095 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton, respectively; and (v) profit distributions earned on Long-Term Deferred Compensation in the amounts of $55,259, $36,839, $22,103, $27,629 and
    $27,629 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton, respectively.

(4) Represents contributions made by the Company in 1999 under the Defined Contribution Plan. The Company's contribution to the Defined Contribution Plan was invested in equal portions in shares of the Company's Common Stock and in investment vehicles managed by the Company's investment management affiliates. Contributions will be distributable to each participant in 12.5% installments on the second and third anniversary of the contribution and in 37.5% installments (in each case based on contributions) on the fourth and fifth anniversary of the contribution. The vesting and distribution of such contributions are subject to the participant satisfying certain conditions, among them that the participant has not resigned from the Company. Defined Contribution Plan balances forfeited by the individual participants remain in the Defined Contribution Plan and are reallocated to the remaining participants.

(5) Includes (i) contributions by the Company under its 401(k) Profit Sharing Plan in the amount of $24,000 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton; and (ii) the dollar value of insurance premiums paid by the Company with respect to term life and long term disability insurance policies for the benefit of the Named Executive Officers in the amount of $4,300 on behalf of each of Messrs. Nutt, Healey, Crate and Dalton and $3,725 on behalf of Mr. Brennan.

(6) Includes (i) contributions by the Company under its 401(k) Profit Sharing Plan in the amount of $24,000 on behalf of Messrs. Nutt, Healey, Brennan and Dalton and $23,906 on behalf of Mr. Crate; and (ii) the dollar value of insurance premiums paid by the Company with respect to term life and long term disability insurance policies for the benefit of the Named Executive Officers in the amount of $4,200 on behalf of each of Messrs. Nutt and Healey, $3,792 on behalf of Mr. Dalton, $2,040 on behalf of Mr. Crate and $2,904 on behalf of Mr. Brennan.

(7) Mr. Crate's employment with the Company commenced in April 1998.

    OPTION GRANTS. The following table sets forth the option grants made during 2000 to the Named Executive Officers.

                             OPTION GRANTS IN 2000

                                            INDIVIDUAL
                                              GRANTS
                              NUMBER OF    -------------                                 POTENTIAL REALIZABLE VALUE
                              SECURITIES    PERCENT OF                                     AT ASSUMED ANNUAL RATES
                              UNDERLYING   TOTAL OPTIONS                                 OF STOCK PRICE APPRECIATION
                               OPTIONS      GRANTED TO     EXERCISE OR                       FOR OPTION TERM (1)
                               GRANTED     EMPLOYEES IN    BASE PRICE       EXPIRATION   ---------------------------
                                 (#)        FISCAL YEAR     ($/SHARE)          DATE         5% ($)        10% ($)
                              ----------   -------------   -----------      ----------   ------------   ------------
William J. Nutt.............    60,000          6.9%         $47.9375(2)     12/19/10     $1,808,858     $4,584,002
                                80,000          9.2%         $53.1250(3)      8/14/10     $2,672,802     $6,773,405
Sean M. Healey..............    50,000          5.8%         $47.9375(2)     12/19/10     $1,507,382     $3,820,001
                                70,000          8.1%         $53.1250(3)      8/14/10     $2,338,702     $5,926,730
Seth W. Brennan.............    40,000          4.6%         $47.9375(2)     12/19/10     $1,205,905     $3,056,001
                                60,000          6.9%         $53.1250(3)      8/14/10     $2,004,602     $5,080,054
Darrell W. Crate............    40,000          4.6%         $47.9375(2)     12/19/10     $1,205,905     $3,056,001
                                60,000          6.9%         $53.1250(3)      8/14/10     $2,004,602     $5,080,054
Nathaniel Dalton............    40,000          4.6%         $47.9375(2)     12/19/10     $1,205,905     $3,056,001
                                60,000          6.9%         $53.1250(3)      8/14/10     $2,004,602     $5,080,054

--------------------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of stock appreciation set by the Securities and Exchange Commission (the "SEC") of five percent and ten percent compounded annually from the date the respective options were granted. Actual gains, if any, are dependent on the performance of the Common Stock. There can be no assurance that the amounts reflected will be achieved.

(2) These options become exercisable over four years, with 25% becoming exercisable on each of the four calendar year ends beginning in the year following the date of grant.

(3) These options become exercisable over four years, with 25% becoming exercisable on each of the four calendar year ends beginning in the year of the date of grant.

    OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION HOLDINGS. The following table sets forth information concerning common stock acquired on exercise of stock options during 2000, any value realized therein, the number of unexercised options at the end of 2000 (exercisable and unexercisable) and the value of stock options held at the end of 2000 by the Named Executive Officers. The "Value Realized" column reflects the difference between the market price on the date of exercise and the market price on the date of grant (which establishes the exercise price for the option) for all options exercised, even though the executive officers may have actually received fewer shares as a result of the surrender of shares to pay the exercise price, or the withholding of shares to cover the tax liability associated with the option exercise. Accordingly, the "Value Realized" numbers do not necessarily reflect what the executive officers might receive, should the executive officers choose to sell the shares acquired by the option exercise, since the market price of the shares so acquired may at any time be higher or lower than the price on the exercise date of the option.

                          2000 YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                SHARES                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             ACQUIRED ON       VALUE        OPTIONS AT YEAR-END (#)           AT YEAR-END ($)
                             EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE (1)
                             ------------   ------------   -------------------------   -----------------------------
William J. Nutt............     27,056       $  720,183       287,319/253,125             $7,728,540/$3,911,616
Sean M. Healey.............     27,056       $1,016,108       234,819/218,125             $6,229,890/$3,381,703
Seth W. Brennan............     62,500       $1,217,375        62,500/155,000             $1,136,825/$2,133,463
Darrell W. Crate...........     50,000       $  797,111       110,000/230,000             $2,235,519/$4,004,513
Nathaniel Dalton...........     23,238       $  699,433       133,262/181,500             $3,180,635/$2,803,278

--------------------------

(1) Based on $54.875 per share, the closing price of the Common Stock on the New York Stock Exchange ("NYSE") on December 29, 2000, the last day of trading on the NYSE in 2000.

STOCK PERFORMANCE GRAPH

    The following graph provides a comparison of cumulative total stockholder return for the period from November 21, 1997 (the date of the initial public offering of the Company's Common Stock) through December 31, 2000, among the Company, the Standard & Poor's 500 Stock Index (the "S&P 500 Index"), an asset management industry composite index constructed and previously used by the Company (the "Old Peer Group Index") and an asset management industry composite index which is made up of the Old Peer Group Index and those asset management industry companies that during 2000 made an initial public offering of their securities, but does not include companies from the Old Peer Group Index which announced in 2000 that they would be acquired (the "New Peer Group Index"). The Old Peer Group Index includes BlackRock, Inc., Eaton Vance Corp., Federated Investors, Inc., Franklin Resources, Inc., Gabelli Asset Management Inc., John Nuveen & Co., Liberty Financial Companies, Inc., Neuberger Berman, LLC, Phoenix Investment Partners, Ltd., The Pioneer Group, Inc., T. Rowe Price Associates, United Asset Management Corporation, and Waddell and Reed Financial, Inc. Phoenix Investment Partners, Ltd., The Pioneer Group, Inc., and United Asset Management Corporation (collectively, the "Acquired Companies") have been included in the Old Peer Group Index through the public announcements of their acquisitions, which were on July 24, 2000, May 15, 2000, and June 19, 2000, respectively. As outlined above, the New Peer Group Index includes Stilwell Financial, Inc. from the date of its initial public offering on June 26, 2000, and excludes the Acquired Companies. The stock performance graph assumes an investment of $100 in each of the Company and the indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                      AMONG THE COMPANY, THE S&P 500 INDEX
                                AND PEER GROUPS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

TOTAL RETURN

          AFFILIATED MANAGERS GROUP, INC.  S & P 500  NEW PEER GROUP  OLD PEER GROUP
11/21/97                              100        100             100             100
12/31/97                            123.4     100.91           95.77           95.51
12/31/98                           127.13     129.74           83.24           84.29
12/31/99                           172.08     157.04           88.36            86.6
12/31/00                           233.51     142.74          124.81          134.77

* Based on $100 invested as of November 21, 1997 in Common Stock or the Indices, including the reinvestment of dividends.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE

    The Compensation Committee consists of Messrs. Lockwood and Meyerman and
Dr. Rodriguez, each a non-employee director of the Company, with Mr. Lockwood serving as the Chairman of the Committee. The Compensation Committee is responsible for overseeing the Company's general compensation policies and establishing and reviewing the compensation plans applicable to the Company's executive officers. In that capacity, the Compensation Committee administers the Company's stock option and incentive plans, as well as the Long-Term Executive Incentive Plan approved by the stockholders of the Company at the 2000 Annual Meeting.

COMPENSATION POLICIES

    The Compensation Committee structures its policies and programs to further two basic philosophies: first, that executive compensation should be closely aligned with increases in stockholder value as measured by growth in Cash earnings per share (as defined below); and second, that executive compensation should be designed to retain the services of key members of senior management of the Company. In keeping with these two philosophies, the Compensation Committee closely monitors the allocation of the Company's executives' compensation among its various components: base salary, bonus, stock and stock option grants, so as to maintain an appropriate balance between fixed and performance-based compensation. The Compensation Committee also sets the timing of payments within the bonus, stock and stock option categories so as to maintain an appropriate balance between current and deferred payments. Throughout these processes, the Compensation Committee strives to create the optimum level of incentives to ensure that key executives remain with the Company and manage the Company's affairs with the goal of increasing value to stockholders.

BASE SALARY

    In determining base salary levels for the Company's executive officers, the Compensation Committee annually reviews the amounts of base compensation being paid to executive officers of other companies in the industry, including those comprising the New Peer Group Index set forth on page 9. The Compensation Committee intends that the base salary levels of the Company's executive officers be somewhat below the median level for executives in similar positions in comparable public companies in the industry. The Compensation Committee believes it is appropriate to target a base salary level that reflects the Compensation Committee's belief that total compensation should focus more on performance-based compensation. Based on the Compensation Committee's philosophy and the factors stated above, the Compensation Committee approved 2001 base salaries for the executive officers as follows: Mr. Nutt, $625,000; Mr. Healey, $500,000; and each of Messrs. Brennan, Crate and Dalton, $325,000.

PERFORMANCE-BASED COMPENSATION

    In determining the performance-based compensation levels for the Company's executive officers, the Compensation Committee considers the Company's earnings after interest expense and income taxes but before depreciation and amortization and extraordinary items ("Cash earnings") per share to be the primary basis for measuring the performance of the Company. In 2000, the Company adopted the Long-Term Executive Incentive Plan (the "LTEIP"), which was approved by stockholders in May 2000. Under the terms of the LTEIP, executives covered under the LTEIP are eligible to receive incentive compensation for any fiscal year in which the Company achieves the target Cash earnings per share established by the Compensation Committee within the first 90 days of the fiscal year. The Company's Cash earnings per share of $3.85 for 2000 exceeded the target Cash earnings per share established by the

Compensation Committee for fiscal year 2000, resulting in the creation of the Incentive Pool pursuant to the pre-established formula under the LTEIP.

    In addition to Cash earnings per share, the Compensation Committee considers certain additional Company and individual performance factors to be important in determining the appropriate level of compensation for the Company's executive officers. Where appropriate, the Compensation Committee considers the performance of the Company's Common Stock, the performance of the Company (with respect to a number of financial measures) relative to other companies in its peer group and the performance of the Company relative to the financial markets generally, along with a broad assessment of qualitative management performance on both an individual and aggregate basis.

    Once the Compensation Committee has determined the total performance-based compensation to award each of the Company's executive officers, the Compensation Committee then addresses the form and timing of such payments. In general, the Compensation Committee believes that as performance-based compensation increases, the amounts of compensation which are both awarded in Company Common Stock and deferred should increase accordingly. With respect to 2000, the Compensation Committee determined that half of the total performance-based compensation payable to the executive officers should be deferred and that the deferred portion should be paid to the executives in 25% installments over the next four years. The Compensation Committee further determined that, of the deferred portion of each executive's performance-based compensation, half should be invested in Company Common Stock and half should be invested in investment products managed by the Company's Affiliates. Consistent with the objective that compensation should be designed to retain key executive officers, the Compensation Committee has determined that all such deferred compensation payments are contingent upon the continued employment of the executive officer with the Company.

    The Compensation Committee's determinations of the performance-based compensation for each executive officer, and the form and timing of all payments, are described more fully in the Summary Compensation Table.

STOCK OPTION AWARDS

    While recognizing that performance-based compensation provides rewards for positive short-term performance, the Compensation Committee believes that awards of stock options provide long-term incentive compensation to executive officers that is aligned directly with the achievement of enhanced shareholder value for stockholders through an appreciating stock price. The Compensation Committee intends to grant stock options annually on the basis of the Company's performance and individual contributions to that performance. In making its grants, the Compensation Committee considers the potential stock option grants in relationship to the current and deferred compensation to be paid in any particular year. While the Compensation Committee follows no particular formula, it believes that in years in which compensation is relatively lower, grants to executive officers should be relatively higher, and that grants should be somewhat lower in years in which compensation is relatively higher. Grants of stock options to executive officers, based on the Compensation Committee's review of the Company's performance and individual contributions to that performance for 2000, are described in the Option Grants in 2000 Table.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    In determining the annual and performance-based compensation levels for Mr. Nutt, the Company's Chairman and Chief Executive Officer, the Compensation Committee applies the same principles and methods applied to other executive officers. On that basis, and based upon its assessment of Mr. Nutt's contributions relative to other senior managers of the Company, the Compensation Committee determined Mr. Nutt's overall compensation to be appropriate.

DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986 places a limit on the tax deduction for compensation in excess of $1 million paid to certain "covered employees" of a publicly held corporation (generally the corporation's chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). At the 2000 Annual Meeting, the stockholders of the Company approved the LTEIP which permits performance compensation paid thereunder to such covered employees to be deductible by the Company. In implementing its compensation policies, the Committee considered the effects of the adoption of the LTEIP and the opportunities it afforded to preserve the tax deductibility of compensation to executive officers. The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted while simultaneously providing the Company's executive officers with appropriate rewards for their performance.

    STEPHEN J. LOCKWOOD
    HAROLD J. MEYERMAN
    RITA M. RODRIGUEZ

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    The Company's executive compensation is determined by the Compensation Committee of the Board of Directors, which currently consists of Messrs. Lockwood and Meyerman and Dr. Rodriguez. Mr. Nutt, Chairman and Chief Executive Officer of the Company, served on the Compensation Committee until his resignation from the Committee on May 25, 2000. Mr. Nutt did not participate in the consideration or recommendation of his own compensation arrangements, nor did Mr. Nutt participate in the consideration of his own option grants.

                              CERTAIN TRANSACTIONS

    During 2000, the Company retained Goodwin Procter LLP for certain legal services. Richard E. Floor, a director of the Company, is the sole shareholder of Richard E. Floor, P.C., which is a partner in Goodwin Procter LLP.

    During 2000, in connection with the Company's senior credit facility (the "Credit Facility") with a syndicate of banks managed by The Chase Manhattan Bank, as Administrative Agent, and Nationsbank, N.A., as Documentation Agent, the Company paid The Chase Manhattan Bank and Nationsbank, N.A. an administrative agency fee of $75,000. In addition, the Company paid each of The Chase Manhattan Bank and Nationsbank, N.A. interest under the Credit Facility in accordance with its terms.

    Chase Equity Associates, L.P. was a stockholder of the Company during 2000. Prior to its merger with and into J.P. Morgan Partners (BHCA), L.P., Chase Equity Associates was a limited partnership whose sole limited partner was an affiliate of Chase Manhattan Corporation (the former parent company of The Chase Manhattan Bank) and whose sole general partner had as its partners certain employees of The Chase Manhattan Bank (including John M. B. O'Connor, a director of the Company during 2000) and an affiliate of Chase Manhattan Corporation. W.W. Walker, Jr., a director of the Company during 2000, is Managing Director of Bank of America Capital Investors, an affiliate of Nationsbank, N.A.

    In August 1995, the Skyline Funds, for which Skyline Asset Management, L.P. (one of the investment management firms in which the Company holds a majority interest) provides investment advisory services, retained Funds
Distributor, Inc. as a distributor of shares of the Skyline Funds. During 2000, Mr. Nutt was Chairman of Funds Distributor, Inc., and the Chairman and Chief Executive Officer and majority stockholder of its parent, Boston Institutional Group, Inc. During 2000, the Skyline Funds paid Funds Distributor, Inc. approximately $66,799.

    As part of a loan program for participating executive officers and officers, the Company made a loan of $200,000 to Sean M. Healey during 2000. The loan has a 30-year maturity (but accelerates upon termination of employment) and is secured by real property with a rate of interest assessed at the lesser of 6.25% or the Applicable Federal Rate.

             PROPOSAL 2: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1997 STOCK OPTION AND INCENTIVE PLAN

INTRODUCTION

    On April 13, 2001, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Plan Amendment pursuant to which the following changes would be made to the 1997 Plan:

    - The number of shares of Common Stock reserved for issuance under the 1997 Plan would be increased from 3,250,000 to 4,550,000.

    - The maximum number of shares for which awards other than options may be granted under the Plan on and after April 13, 2001 shall not exceed 250,000 shares of Common Stock in the aggregate.

    - The term of each option will not exceed seven years from the date of its grant.

    - Options may not have an exercise price per share of Common Stock less than 100% of the fair market value of a share of Common Stock on the date of grant, except when the option is granted in lieu of cash compensation.

REASONS FOR THE PLAN AMENDMENT

    The Board of Directors believes that the Company's growth and long-term success depend in large part upon retaining and motivating key personnel and that such retention and motivation can be achieved in part through grants under the 1997 Plan. The Board of Directors also believes that stock options and other equity-based awards can play an important role in the success of the Company by encouraging and enabling the officers and other employees of the Company, upon whose judgment, initiative and efforts the Company depends for sustained growth and profitability, to acquire a proprietary interest in the long-term performance of the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will ensure a closer identification of the interests of the participants in the 1997 Plan with those of the Company, thereby stimulating the efforts of such participants to promote the Company's future success and strengthen their desire to remain with the Company.

    The Board of Directors believes that the number of shares of Common Stock reserved for issuance under the 1997 Plan is not sufficient for future granting needs. As of April 17, 2001, there are 394,552 shares of Common Stock remaining for issuance under the 1997 Plan. Giving effect to option grant and cancellation activity through April 17, 2001, including options to purchase 7,125 shares of Common Stock that were canceled and options to purchase 102,500 shares of Common Stock that were granted, there are options to purchase 2,508,400 shares of Common Stock which have been granted but remain unexercised, with a weighted average exercise price of $37.13 per share of Common Stock and a weighted average remaining life of 8.4 years. This figure of options outstanding but unexercised gives effect to all stock option exercise activity (the exercise of options to purchase 46,125 shares of Common Stock) through April 17, 2001.

    The Board of Directors believes that increasing the number of shares issuable under the 1997 Plan will help the Company accomplish these goals and will keep the Company's equity incentive compensation in line with that of its competitors. Accordingly, the Board of Directors has voted, subject to shareholder approval, to increase the number of shares of Common Stock available under the 1997 Plan by 1,300,000 shares.

RECOMMENDATION

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1997 PLAN.

SUMMARY OF THE 1997 PLAN

    The following description of certain features of the 1997 Plan is intended to be a summary only and does not describe every provision of the 1997 Plan.

    INTRODUCTION. The 1997 Plan was adopted by the Board of Directors in October 1997 and was subsequently approved by the Company's stockholders, and was then amended and restated in 1999 and such amendment and restatement was approved by the Company's stockholders in May 1999. The 1997 Plan permits
(i) the grant of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Code ("Incentive Options"), (ii) the grant of options that do not so qualify ("Non-Qualified Options"), (iii) the grant of stock appreciation rights, (iv) the issuance or sale of Common Stock with vesting or other restrictions ("Restricted Stock"), (v) the issuance or sale of Common Stock without restrictions ("Unrestricted Stock"), (vi) the grant of the right to receive Common Stock in the future with or without vesting or other restrictions ("Deferred Stock Awards"), (vii) the grant of Common Stock upon the attainment of specified performance goals ("Performance Share Awards") and
(viii) the grant of the right to receive cash dividends with the holders of the Common Stock as if the recipient held a specified number of shares of the Common Stock ("Dividend Equivalent Rights"). These grants may be made to officers and other employees, directors, advisors, consultants and other key persons of the Company and its subsidiaries. The 1997 Plan currently provides for the issuance of 3,250,000 shares of Common Stock. If adopted, the Plan Amendment would increase the number of shares of Common Stock authorized and reserved for issuance to 4,550,000. Options with respect to no more than 700,000 shares of Common Stock may be granted to any one individual in any calendar year. In addition, after April 13, 2001, awards under the 1997 Plan, other than options, may not be granted with respect to more than 250,000 shares of Common Stock in the aggregate.

    PLAN ADMINISTRATION; ELIGIBILITY. If the 1997 Plan is administered by the Compensation Committee, then all members of the Compensation Committee must be "disinterested persons" as that term is defined under the rules promulgated by the Commission, and "outside directors" as defined in Section 162(m) of the Code and the regulations promulgated thereunder. The plan administrator (the "Administrator") has full power to select, from among the employees and other persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 1997 Plan.

    Persons eligible to participate in the 1997 Plan are those officers, employees and other key persons, such as consultants, of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries, as selected from time to time by the Administrator. Non-employee Directors are also eligible for certain awards under the 1997 Plan.

    STOCK OPTIONS. The 1997 Plan permits the granting of (i) Incentive Options and (ii) Non-Qualified Options. Only employees of the Company and its subsidiaries may be granted Incentive Options. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of the Common Stock on the date of grant. An employee participating in the 1997 Plan may, however, elect, with the consent of the Administrator, to receive discounted Non-Qualified Options in lieu of cash bonuses, to the extent such discount does not (in the aggregate) exceed the amount of such employee's cash bonus. In the case of such grants, the option exercise price may be less than 100% of the fair market value of the Common Stock on the date of grant.

    STOCK APPRECIATION RIGHTS. The Administrator may award a stock appreciation right ("SAR") either as a freestanding award or in tandem with a stock option. Upon exercise of the SAR, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the exercise price per share specified in the related stock option (or, in the case of a freestanding SAR, the price per share specified in such right, which price may not be less than 100% of the fair market value of the Common Stock on the date of grant) times the number of shares of

Common Stock with respect to which the SAR is exercised. This amount may be paid in cash, Common Stock, or a combination thereof, as determined by the Administrator.

    STOCK OPTION GRANTED TO NON-EMPLOYEE DIRECTORS. The 1997 Plan contemplates the grant to each additional non-employee Director of a Non-Qualified Option upon his or her initial election to the Board of Directors. The exercise price of each such Non-Qualified Option is the fair market value of the Common Stock on the date of grant, and each such grant is subject to vesting requirements as determined by the Administrator. The Administrator may also grant additional Non-Qualified Options to non-employee Directors.

    RESTRICTED STOCK. The Administrator may also award shares of Restricted Stock to officers, other employees and key persons of the Company. The conditions and restrictions applicable to the Restricted Stock may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The vesting period shall be determined by the Administrator. These conditions and restrictions, as well as the purchase price of shares of Restricted Stock, are determined by the Administrator. If the performance goals and other restrictions are not attained, the employees forfeit their awards of Restricted Stock.

    UNRESTRICTED STOCK. The Administrator may also grant shares (at no cost or for a purchase price determined by the Administrator) of Unrestricted Stock to employees and key persons in recognition of past services or other valid consideration, and shares of Unrestricted Stock may be issued in lieu of cash compensation to be paid to such employees and key persons.

    DEFERRED STOCK AWARDS. The Administrator may also award Deferred Stock Awards which are ultimately payable in the form of shares of Unrestricted Stock. The Deferred Stock Awards may be subject to such conditions and restrictions as the Administrator may determine, including the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. If the performance goals and other restrictions are not attained, the participants forfeit their Deferred Stock Awards.

    Subject to the consent of the Administrator, a non-employee Director, an employee or key person of the Company may make an irrevocable election to receive a portion of his fees or compensation in Deferred Stock Awards (valued at fair market value on the date the cash compensation would otherwise be paid).

    DIVIDEND EQUIVALENT RIGHTS. The Administrator may grant Dividend Equivalent Rights, which give the recipient the right to receive credits for dividends that would be paid if the grantee had held a specified number of shares of Common Stock. Dividend Equivalent Rights may be settled in cash, shares, or a combination thereof.

    PERFORMANCE SHARE AWARDS. The Administrator may also grant Performance Share Awards to employees or other key persons of the Company entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Administrator shall determine.

    TAX WITHHOLDING. Participants under the 1997 Plan are responsible for the payment of any federal, state or local taxes which the Company is required by law to withhold upon any option exercise or vesting of other awards. Participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold shares of Common Stock to be issued pursuant to an option exercise or other award, or by transferring to the Company shares of Common Stock having a value equal to the amount of such taxes.

    AMENDMENTS AND TERMINATION. The Board of Directors may at any time amend or discontinue the 1997 Plan and the Administrator may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. No such action may be taken, however, which adversely affects any rights under outstanding awards without the holder's consent. Further, amendments to the 1997 Plan shall be subject to approval by the Company's stockholders if and to the extent required by the Code to preserve the qualified status of Incentive Options or to preserve tax deductibility of compensation earned under stock options and stock appreciation rights.

    CHANGE IN CONTROL PROVISIONS. The 1997 Plan provides that in the event of a sale of all or substantially all of the assets or Common Stock of the Company, a merger or consolidation which results in a change in control of the Company or the liquidation or dissolution of the Company (a "Change in Control"), all stock options and stock appreciation rights shall automatically become fully exercisable. In addition, at any time prior to or after a Change of Control, the Administrator may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

    NEW 1997 PLAN BENEFITS. No grants have been made with respect to the additional shares of Common Stock which would be reserved for issuance if the Plan Amendment is approved by stockholders. The number of shares of Common Stock that may be granted to executive officers and non-executive officers is indeterminable at this time.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

    The following is a summary of the principal federal income tax consequences of transactions under the 1997 Plan. It does not describe all federal tax consequences under the 1997 Plan, nor does it describe state or local tax consequences.

    INCENTIVE OPTIONS. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of Common Stock issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

    If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

    If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

    NON-QUALIFIED OPTIONS. With respect to Non-Qualified Options under the 1997 Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of

Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of Common Stock.

    PARACHUTE PAYMENTS. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a Change of Control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may not be deductible by the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

    LIMITATION ON COMPANY'S DEDUCTIONS. As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the 1997 Plan may be limited to the extent that a Covered Employee receives compensation in excess of $1 million in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the
Code).

                             AUDIT COMMITTEE REPORT

    The Audit Committee consists of Messrs. Floor and Lockwood and
Dr. Rodriguez, each a non-employee director of the Company, with Mr. Floor serving as the Chairman of the Committee. The Audit Committee's purpose is to assist the Board of Directors in oversight of the Company's internal controls and financial statements and the audit process. With the exception of Mr. Floor, the Board of Directors has determined in its business judgment that all members of the Committee are "independent" as will be required by listing standards of the New York Stock Exchange ("NYSE") to become effective in June 2001. To comply with the new NYSE standards, the Board intends to replace Mr. Floor with an independent Audit Committee member in advance of the effective date. The Committee operates pursuant to a Charter that was amended and restated by the Board on April 13, 2001; a copy of the Charter is attached to this proxy statement as Exhibit I.

    Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and application of financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

    In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Committee has also considered whether the provision of information technology consulting services relating to financial information systems design and implementation (if any) and other non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

    Based on the reports and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee referred to below and in the Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

    The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers LLP is in fact "independent."

    RICHARD E. FLOOR
    STEPHEN J. LOCKWOOD
    RITA M. RODRIGUEZ

                                   AUDIT FEES

    The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP ("PwC") for the audit of AMG's financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $579,218.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    PwC rendered no professional services to AMG for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

                                 ALL OTHER FEES

    The aggregate fees for services rendered by PwC to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were approximately $2.6 million.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

    The following table sets forth as of March 1, 2001 (in the case of executive officer and directors) and December 31, 2000 (in the case of beneficial owners of more than 5% of the Common Stock), certain information regarding the beneficial ownership of Common Stock by (i) each person or "group" (as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each executive officer of the Company, (iii) each director and Nominee and (iv) all directors and executive officers as a group (10 persons). Except as otherwise indicated, the Company believes, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to community property laws, where applicable.

                                                               NUMBER OF SHARES       PERCENT OF
NAME OF BENEFICIAL OWNER (1)                                  BENEFICIALLY OWNED   COMMON STOCK (2)
----------------------------                                  ------------------   ----------------
Lone Pine Capital LLC.......................................        1,483,100 (3)        6.72%
William J. Nutt.............................................          499,443 (4)        2.23%
Sean M. Healey..............................................          321,099 (5)        1.44%
Seth W. Brennan.............................................           55,282 (6)           *
Darrell W. Crate............................................          136,000 (7)           *
Nathaniel Dalton............................................          138,694 (8)           *
Richard E. Floor............................................           36,280 (9)           *
Stephen J. Lockwood.........................................            5,780(10)           *
Harold J. Meyerman..........................................           14,530(11)           *
Rita M. Rodriguez...........................................            5,156(12)           *
William F. Weld.............................................           10,155(13)           *
All directors and executive officers as a group (10
  persons)..................................................        1,222,418(14)        5.33%

------------------------

*   Less than 1%

(1) Unless otherwise indicated, the mailing address for each stockholder and director is c/o AMG, Two International Place, 23rd Floor, Boston, Massachusetts, 02110. The address of Lone Pine Capital LLC is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(2) In computing the number of shares of Common Stock beneficially owned by a person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or that become exercisable within 60 days of March 1, 2001 are deemed outstanding. For purposes of computing the percentage of outstanding shares of Common Stock beneficially owned by such person, such shares of stock subject to options or warrants that are currently exercisable or that become exercisable within 60 days of March 1, 2001 are deemed to be outstanding for such person but are not deemed to be outstanding for purposes of computing the ownership percentage of any other person. As of March 1, 2001, a total of 23,100,356 shares of Common Stock were either outstanding or subject to options, warrants or other convertible securities that are exercisable or that will become exercisable within 60 days.

(3) The 1,483,100 shares reported by Lone Pine Capital LLC may be deemed to be beneficially owned by Stephen F. Mandel, Jr., including (a) 268,447 shares of Common Stock beneficially owned by Lone Pine Associates LLC, of which
    (i) 53,395 shares of Common Stock are beneficially owned by Lone Spruce, L.P. ("Lone Spruce"); (ii) 117,167 shares of Common Stock are beneficially owned by Lone Balsam, L.P. ("Lone Balsam"); and (iii) 97,885 shares of Common Stock are beneficially owned by Lone Sequoia, L.P. ("Lone Sequoia") and (b) 1,214,653 shares of Common Stock beneficially owned by Lone Pine Capital LLC. Lone Pine Associates LLC is the general partner of Lone Spruce, Lone Sequoia and Lone Balsam, and has the power to direct the affairs of Lone Spruce, Lone Sequoia and

    Lone Balsam, including decisions respecting the disposition of the proceeds from the sale of shares. Mr. Mandel is the Managing Member of Lone Pine Associates LLC and in that capacity directs its operations. Lone Cypress, a client of Lone Pine Capital LLC of which Mr. Mandel is the Managing Member, has the power to direct the receipt of dividends from or the proceeds of the sale of shares.

(4) Includes 287,319 shares of Common Stock subject to options exercisable within 60 days. Excludes (i) 253,125 shares subject to unvested options; and
    (ii) 22,259 shares held in trust pursuant to a non-qualified defined contribution plan and subject to vesting upon the satisfaction of certain conditions.

(5) Includes 234,819 shares of Common Stock subject to options exercisable within 60 days. Excludes (i) 218,125 shares subject to unvested options; and
    (ii) 14,839 shares held in trust pursuant to a non-qualified defined contribution plan and subject to vesting upon the satisfaction of certain conditions.

(6) Includes 37,500 shares of Common Stock subject to options exercisable with 60 days. Excludes (i) 155,000 shares subject to unvested options; and
    (ii) 8,904 shares held in trust pursuant to a non-qualified defined contribution plan and subject to vesting upon the satisfaction of certain conditions.

(7) Includes 135,000 shares of Common Stock subject to options exercisable within 60 days. Excludes (i) 205,000 shares subject to unvested options; and
    (ii) 11,129 shares held in trust pursuant to a non-qualified defined contribution plan and subject to vesting upon the satisfaction of certain conditions.

(8) Includes 116,862 shares of Common Stock subject to options exercisable within 60 days. Excludes (i) 181,500 shares subject to unvested options; and
    (ii) 11,129 shares held in trust pursuant to a non-qualified defined contribution plan and subject to vesting upon the satisfaction of certain conditions.

(9) Includes 5,780 shares of Common Stock subject to options exercisable within 60 days. Excludes 16,720 shares subject to unvested options.

(10) Represents 5,780 shares of Common Stock subject to options exercisable within 60 days. Excludes 16,720 shares subject to unvested options.

(11) Includes 12,030 shares of Common Stock subject to options exercisable within 60 days. Excludes 10,470 shares subject to unvested options.

(12) Represents 5,156 shares of Common Stock subject to options exercisable within 60 days. Excludes 17,344 shares subjected to unvested options.

(13) Represents 10,155 shares of Common Stock subject to options exercisable within 60 days. Excludes 12,345 shares subject to unvested options.

(14) Includes 850,401 shares of Common Stock subject to options exercisable within 60 days. Excludes 68,260 shares held by executive officers in trust pursuant to a non-qualified defined contribution plan and subject to vesting upon the satisfaction of certain conditions.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company copies of all Section 16(a) forms they file. To the Company's knowledge, W.W. Walker, Jr. (a former director of the Company) and William J. Nutt inadvertently failed to file a Form 4 (as required under Section 16(a)) in a timely fashion in 2000. To the Company's knowledge, based solely on a review of the copies of such reports provided to the Company and written representations from certain reporting persons that no other reports were required during, or with respect to, 2000, all other Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been satisfied.

INDEPENDENT PUBLIC ACCOUNTANTS

    As discussed in the Audit Committee Report, the accounting firm of PricewaterhouseCoopers LLP served as the Company's independent public accountants during 2000 and is expected to continue to do so for fiscal year 2001. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

EXPENSES OF SOLICITATION

    The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph, mail or other electronic means by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals who are beneficial owners of Common Stock.

STOCKHOLDER PROPOSALS

    Any stockholder proposals submitted pursuant to Rule 14a-8 ("Rule 14a-8") under the Exchange Act and intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before December 24, 2001 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

    Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company's 2002 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Rule 14a-8, must be received in writing at the principal executive office of the Company no later than March 17, 2002, nor prior to January 31, 2002, together with all supporting documentation required by the By-laws.

OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2000 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 2001, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO NATHANIEL DALTON, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, AFFILIATED MANAGERS GROUP, INC., TWO INTERNATIONAL PLACE, 23RD FLOOR, BOSTON, MASSACHUSETTS 02110.

    REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED.

                                                                       EXHIBIT I

                        AFFILIATED MANAGERS GROUP, INC.
                            AUDIT COMMITTEE CHARTER
                       ADOPTED BY THE BOARD OF DIRECTORS
                                 APRIL 13, 2001

I. GENERAL STATEMENT OF PURPOSE

    The Audit Committee of the Board of Directors (the "Audit Committee" or the "Committee") of Affiliated Managers Group, Inc. (hereinafter referred to as the "Company") assists the Board of Directors (the "Board") in general oversight and monitoring of management's and the independent auditor's participation in the Company's financial reporting process, of the Company's system of internal financial controls, of the audit process and of the Company's procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and to preserve the integrity of the Company's financial statements and the independence and performance of the Company's external independent auditor.

II. AUDIT COMMITTEE COMPOSITION

    The Audit Committee shall consist of at least three members who shall be appointed annually by the Board and shall satisfy the qualification requirements set forth in Sections 303.01 and 303.02 of the New York Stock Exchange Listed Company Manual. The Board shall designate one member of the Audit Committee to be Chairman of the Committee.

III. MEETINGS

    The Audit Committee generally is to meet at least four times per year in person or by telephone conference call. A fall meeting will be held in October to discuss, among other topics, the scope of the year-end audit. A spring meeting will be held in March prior to the finalization of the Form 10-K. The Committee will meet at other times as appropriate.

IV. AUDIT COMMITTEE ACTIVITIES

    The principal activities of the Audit Committee will generally include the following:

    A. REVIEW OF CHARTER

    - Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

    B. AUDITED FINANCIAL STATEMENTS AND ANNUAL AUDIT

    - Review the overall audit plan, including the degree of involvement at each of the Affiliates, with the independent auditor and the members of management who are responsible for maintaining the Company's accounts and preparing the Company's financial statements, including the Company's Chief Financial Officer (the "Senior Accounting Executive").

    - Review and discuss with management (including the Company's Senior Accounting Executive) and with the independent auditor:

    (i) the Company's annual audited financial statements, including any significant financial reporting issues which have arisen in connection with the preparation of such audited financial statements;

    (ii) the adequacy of the Company's internal financial reporting controls that could significantly affect the integrity of the Company's financial statements; and

   (iii) major changes in and other questions regarding accounting and auditing principles and procedures.

    - Review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and receive assurances from the auditor that it will, as soon as practicable, inform the appropriate level of the Company's management and ensure that the Audit Committee is adequately informed with respect to any "illegal acts" (as defined in Section 10A of the Private Securities Litigation Reform Act of 1995) that have been detected or have otherwise come to the attention of the independent auditor in the course of the audit, unless the illegal act is clearly inconsequential.

    - Review and discuss with the independent auditor (outside of the presence of management) any problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response to that letter. This review shall include considering any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information.

    - Review and discuss major changes to the Company's accounting principles and practices, including recent professional and regulatory pronouncements, as may be suggested by the independent auditor or management and understand their impact on the financial statements.

    - Discuss with the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement of Auditing Standards No. 61 ("SAS 61").

    - Based on the Audit Committee's review and discussion with (1) management concerning the audited financial statements, (2) the independent auditor concerning the matters required to be discussed by SAS 61, and (3) the independent auditor concerning the independent auditor's independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K.

    - Prepare the Audit Committee report required by Item 306 of Schedule 14A of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

C. UNAUDITED QUARTERLY FINANCIAL STATEMENTS

    - Review and discuss with management and the independent auditor the Company's quarterly financial statements. Such review shall include discussions by the Chairman of the Audit Committee or the Audit Committee with the independent auditor of such issues as may be brought to the Chairman's or Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 71.

    - Approve earnings press releases and communicate approval to the Board.

D. MATTERS RELATING TO SELECTION, PERFORMANCE AND INDEPENDENCE OF INDEPENDENT AUDITOR

    - Recommend to the Board appointment of the independent auditor.

    - Instruct the independent auditor that the independent auditor's ultimate accountability is to the Board and the Audit Committee.

    - Evaluate on an annual basis the performance of the independent auditor and, if necessary in the judgment of the Audit Committee, recommend that the Board replace the independent auditor.

    - Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, and review and discuss with the independent auditor the independent auditor's independence and whether or not persons other than the auditor's full-time employees performed more than 50% of the hours expended during its engagement to audit the Company's financial statements for the most recent fiscal year.

    - Approve on an annual basis the fees to be paid to the independent auditor.

    - Consider whether the provision of non-audit services by the independent auditor is compatible with maintaining the auditor's independence.

    - Review the information about fees of the independent auditor that is to be included in the Company's annual proxy statement.

E. MATTERS RELATING TO THE INDEPENDENCE OF THE AUDIT COMMITTEE

    - Periodically review the independence of each member of the Audit Committee and promptly bring to the attention of management and the Board any relationships or other matters that may in any way compromise or adversely affect the independence of any member of the Audit Committee or any member's ability to assist the Audit Committee in fulfilling its responsibilities under this Charter, including any such relationship or other matter that may have caused or may in the future cause the Company to fail to comply with the requirements set forth in Sections 300.01 and
      303.02 of the New York Stock Exchange Listed Company Manual.

F. GENERAL

    - Provide regular updates to the Board concerning the Committee's activities. This will be accomplished with the presentation of the Committee minutes by a member of the Committee.

    - Review the adequacy of the Company's risk management processes and internal financial control structure. Management will make presentations and updates to the Committee, as appropriate.

    - Review any noteworthy legal and regulatory matters brought to the Committee's attention that could have a significant impact on the Company's financial statements.

    - Perform such other finance oversight functions as may be requested by the Board.

    - In performing its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussion and communications with management and the independent auditor. The Audit Committee shall have the authority to retain special legal, accounting or other professionals to render advice to the Committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

    - Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

                         AFFILIATED MANAGERS GROUP, INC.

        TWO INTERNATIONAL PLACE, 23RD FLOOR, BOSTON, MASSACHUSETTS 02110

                             Proxy for Common Stock


    P     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    R
    O
    X
    Y     The undersigned hereby appoints William J. Nutt, Sean M. Healey and
Nathaniel Dalton, and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Affiliated Managers Group, Inc. (the "Company"), to be held at the offices of Goodwin Procter LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Wednesday, May 30, 2001 at 9:00 a.m., Boston time, and at any adjournments or postponements thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 2000 Annual Report to Stockholders.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY NAMED IN THE ACCOMPANYING PROXY STATEMENT AND "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE AFFILIATED MANAGERS GROUP, INC. 1997 STOCK OPTION AND INCENTIVE PLAN. The undersigned's votes will be cast in accordance with the proxies' discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


                  CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

|X| Please mark your votes as indicated in this example

1. Proposal to elect Messrs. William J. Nutt, Sean M. Healey, Richard E. Floor, Stephen J. Lockwood, Harold J. Meyerman and William F. Weld and Dr. Rita M. Rodriguez as directors of the Company, each for a one-year term to continue until the 2002 Annual Meeting of Stockholders and until the successor of each is duly elected and qualified.

               / /  FOR ALL       / / WITHHELD
                                      FROM ALL       ---------------------------
                                                     Withheld as to the nominees
                                                     noted above

2. Proposal to approve the amendment and restatement of the Affiliated Managers Group, Inc. 1997 Stock Option and Incentive Plan.

               / /  FOR           / / AGAINST     / / ABSTAIN

3. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.


                                         Date ______________________, 2001

For joint accounts, each owner           Signature:_______________________
should sign. Executors,
administrators, trustees, corporate      Signature:_______________________
officers and others acting in a
representative capacity should give
full title  or authority.